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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2018

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2018, Erie Indemnity Company (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with PNC Bank, National Association (“PNC”). The original Credit Agreement provides for a $100 million senior secured delayed draw term loan credit facility for the acquisition of real property in Erie, Pennsylvania and construction of an office building that will serve as part of the Company’s principal headquarters. The Third Amendment, among other things, modifies the definition of Net Worth, relaxes the Minimum Net Worth and Eligible Collateral requirements, and addresses the impact of new lease accounting rules.

The above description does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Third Amendment to Credit Agreement by and between Erie Indemnity Company and PNC Bank, National Association, dated as of November 13, 2018.

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement by and between Erie Indemnity Company and PNC Bank, National Association, dated as of November 13, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

November 14, 2018	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Vice President, Secretary and Senior Counsel